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                                                                     EXHIBIT 3.6
                                   FCTR, INC.

                         Incorporated Under the Laws of

                             the State of Delaware


                                    BY-LAWS
                                    -------


                                   ARTICLE I

OFFICES
-------

          Section 1. The registered office of the Corporation in Delaware shall be at 1209 Orange Street in the City of Wilmington, County of New Castle. The Corporation Trust Company shall be the resident agent of this Corporation in charge thereof.

          Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

          Section 3. The Corporation shall maintain a business office through which its business will be conducted separate from those of Ryder TRS, Inc.

("TRS") and its affiliates.
  ---


                                   ARTICLE II

MEETINGS OF STOCKHOLDERS
------------------------

          Section 1. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

          Section 2. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

          Section 3. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave
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less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

          Section 4. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

          Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

          Section 6. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors and shall be called by the President at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 7. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

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The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

          Section 8. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 9. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

DIRECTORS
---------

          Section 1. The number of directors which shall constitute the whole Board shall be not less than two nor more than nine. The directors need not be stockholders or citizens of the United States or residents of the State of Delaware. The Corporation shall at all times have at least two "Independent Directors" as set forth in the Amended and Restated Certificate of Incorporation (hereinafter the "Certificate of Incorporation"). The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 2 of

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this Article, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by
                       --------  -------
the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

          Section 2. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, or increase in the authorized number of directors may, subject to Section 1 above, be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

          Section 3. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS
----------------------------------

          Section 4. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

          Section 5. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

          Section 6. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors on forty-eight hours' notice to each director, either personally, by telegram or by telecopy; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called

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by the President or Secretary in like manner or on like notice on the written request of the sole director. No notice of the annual meeting of the Board of Directors will be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

          Section 7. At all meetings of the Board of Directors, one-half of the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws and except that
(a) each Independent Director must be present to form a quorum for any matter which, pursuant to the Certificate of Incorporation or these By-Laws, requires the vote of each Independent Director and (b) one Independent Director must be present to form a quorum for any matter which, pursuant to the Certificate of Incorporation or these By-Laws, requires the vote of one Independent Director. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Subject to the foregoing restrictions relating to the Independent Directors, if only one director is authorized, such sole director shall constitute a quorum.

          Section 8. Unless otherwise restricted by the Corporation's Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 9. Unless otherwise restricted by the Corporation's Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS
-----------------------

          Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees of the Board of Directors, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member

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at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, and subject to the requirements of Article III, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal for the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending, modifying or repealing any provision of the Certificate of Incorporation or adopting new provisions for the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending, modifying or repealing the By-Laws of the Corporation or adopting new By-Laws of the Corporation, filling new vacancies in or removing members of the Board of Directors or taking any other action which, pursuant to the Certificate of Incorporation, requires the vote of the Independent Directors; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to authorize the issuance of stock.

          Section 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS
-------------------------

          Section 12. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors.

                                   ARTICLE IV

OFFICERS
--------

          Section 1. The officers of this Corporation shall be chosen by the Board of Directors and shall include a President, a Vice President, a Secretary and a Treasurer. The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Chairmen, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 2 hereof. In the event there are two or more Vice Presidents, then one or more may

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be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

          Section 2. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

          Section 3. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

          Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD
---------------------

          Section 5. The Chairman of the Board, if such an officer be elected, shall be a director and shall, if present, preside at all meetings of the Board of Directors and of the stockholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws. The Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation and of its several officers and shall have and exercise all such powers and discharge such duties as usually pertain to the office of chief executive officer.

PRESIDENT
---------

          Section 6. The President shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

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VICE PRESIDENTS
---------------

          Section 7. The Vice Presidents shall perform such duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

SECRETARY AND ASSISTANT SECRETARY
---------------------------------

          Section 8. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

          Section 9. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURER
---------------------------------

          Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects, in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and

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other property of whatever kind in his possession or under his control belonging to the Corporation.

          Section 11. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                   ARTICLE V

CERTIFICATES OF STOCK
---------------------

          Section 1. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation. Certificates of stock of the Corporation shall be in the form approved by the Board of Directors.

          Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Section 3. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate, which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of

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stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

LOST, STOLEN OR DESTROYED CERTIFICATES
--------------------------------------

          Section 4. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK
------------------

          Section 5. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE
------------------

          Section 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS
-----------------------

          Section 7. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.


                                   ARTICLE VI

COVENANTS OF THE CORPORATION
----------------------------

          Section 1. The Corporation shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect. For purposes of this Article VI, a "Material Adverse Effect" means any event or condition which would have a material adverse effect on (i) the condition (financial or otherwise), operations, businesses or properties of the Corporation or (ii) the ability of the Corporation to perform its obligations under the Liquidity Agreement (as amended, modified or supplemented from time to time, the "Liquidity Agreement")
                                                          -------------------
dated on or about July 31, 1997 by and among the Corporation as Borrower, certain financial institutions as the Liquidity Lenders, and Citibank, N.A. as the Liquidity Agent or any of the Related Documents (as defined in the Liquidity Agreement).

          Section 2. The Corporation shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons (as defined below) that it is an entity with assets and liabilities distinct from those of Ryder TRS, Inc. or of any other member of the Related Corporate Group (as such term is defined in the Certificate of Incorporation), and that it is not a division of any of the other members of the Related Corporate Group. For purposes of this Article VI, a "Person" means an individual, partnership, joint stock company, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof. In that regard, and without limiting the foregoing in any manner, the Corporation shall:

          (i) maintain its own board of directors and make independent decisions with respect to its daily operations and business affairs and not be controlled in making such decisions by any other member of the Related Corporate Group or any other Person;

          (ii) maintain at least two directors each of whom satisfies the eligibility conditions for an Independent Director as set forth in the Certificate of Incorporation;

          (iii) maintain at all times at least one officer who is not also an officer of Ryder TRS, Inc. and all other officers and directors of the Company (with the exception of Independent Directors) may also be officers and directors of Ryder TRS, Inc., provided that such officers and directors adhere to all statutes, rules, bylaws or other obligations regarding conflicts of interest and participation in decision-making by officers and directors who may have a conflict of interest with respect to the subject matters of the decision;

          (iv) maintain separate and clearly delineated office space owned by it or evidenced by a written lease or sublease (even if located in an office owned or leased by, or shared with, other members of the Related Corporate Group, with the entrance to such office clearly identified as its office);

          (v) maintain its assets in a manner which facilitates their identification and segregation from those of any other members of the Related Corporate Group;

          (vi) maintain a separate telephone number which will be answered only in its own name and separate stationery and other business forms;

          (vii) conduct all intercompany transactions and dealings with the other members of the Related Corporate Group on terms and conditions which the Corporation reasonably believes to be on an arm's-length basis, with appropriate documentation and fair consideration;

          (viii) (A) not guarantee any obligation of any of the other members of the Related Corporate Group, or hold itself out as responsible for the debts of any other member of the Related Corporate Group, without the approval of at least one of the Independent Directors; nor (B) have any of its obligations guaranteed by any other members of the Related Corporate Group or hold itself out as responsible for the decisions or actions with respect to the business and affairs of any other members of the Related Corporate Group, nor seek or obtain credit or incur any obligation to any third-party based upon the creditworthiness or assets of any other members of the Related Corporate Group or any other Person;

          (ix) not permit the commingling or pooling of its funds or other assets with the assets of another member of the Related Corporate Group;

          (x) maintain separate deposit, checking and other bank accounts to which no other member of the Related Corporate Group has any access;

          (xi) maintain financial records which are separate from those of the other members of the Related Corporate Group and issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with generally accepted accounting principles;

          (xii) compensate all employees, consultants and agents, and other members of the Related Corporate Group, to the extent applicable, for services provided to the corporation by such employees, consultants and agents or other members of the Related Corporate Group, in each case, from the Corporation's own funds;

          (xiii) have agreed with each of the relevant members of the Related Corporate Group to allocate among themselves shared overhead and corporate operating services and expenses (including, without limitation, the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

          (xiv) pay for its own account for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other members of the Related Corporate Group) and not have such operating expenses (or the Corporation's allocable share thereof) paid by any of the other members of the Related Corporate Group, provided, that TRS shall be permitted to pay the initial organizational expenses of the Corporation, and ensure that its creditors are not encouraged to look to any other member of the Related Corporate Group for payment of its obligations and expenses;

          (xv) maintain adequate capitalization in light of its business and purpose;

          (xvi) conduct all of its business and all communications (whether in writing or orally and including, without limitation, letters, invoices, purchase orders and contracts) solely in its own name through its duly authorized officers, employees and agents;

          (xvii) make or declare any dividends or other distributions of cash or property to the holders of its equity securities or make redemptions or repurchases of its equity securities, in accordance with applicable law;

          (xviii) maintain at least one employee (which employee may be shared with an affiliate of the Corporation pursuant to a written agreement allocating the compensation and other remuneration and benefits for such employee as among such parties) in charge of day-to-day operations of the Corporation; and

          (xix) otherwise practice and adhere to corporate formalities such as complying with its Certificate of Incorporation, these By-laws, corporate resolutions and the

General Corporation Law of the State of Delaware, the holding of regularly scheduled board of directors meetings, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its stockholders and board of directors.

          Section 3.  The Corporation shall comply with the provisions of
Article VI notwithstanding any other provision of these By-Laws.


                                  ARTICLE VII

                               GENERAL PROVISIONS
                               ------------------

DIVIDENDS
---------

          Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

          Section 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

CHECKS
------

          Section 3. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Chairman of the Board, the President, the Vice President-Finance, the Treasurer or an Assistant Treasurer.

          All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall from time to time be designated by the Chairman of the Board, the President, the Vice President-Finance, the Treasurer or an Assistant Treasurer; and such officers may designate any type of depository arrangement (including but not limited to depository arrangements resulting in net debits against the Corporation) as from time to time offered or available.

FISCAL YEAR
-----------

          Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL
----

          Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES
-------

          Section 6. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

          Section 7. Whenever any notice is required to be given under the provisions of applicable statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent. The presence of any stockholder or director at any meeting will shall constitute a waiver of notice thereof.

ANNUAL STATEMENT
----------------

          Section 8. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.


                                  ARTICLE VIII

AMENDMENTS
----------

          Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of

Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting; provided, however, that
                                                         --------  -------
any such alteration, amendment, repeal or adoption that relates to or effects in any way the criteria for, or qualifications of, an Independent Director, or the requirement that the Corporation maintain at least two Independent Directors, or
Article VI hereof, must in each case, receive the prior affirmative vote or written consent of each Independent Director. If the power to adopt, amend or repeal By-Laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-Laws.


Dated: August 6, 1997